                                LEASE AGREEMENT

                                    BETWEEN

                             SPACE ASSETS II, INC.

                                      AND

                                CYBERONICS, INC.

                               TABLE OF CONTENTS


                                                                             Page
                                                                             ----
 1.  LEASED PREMISES .......................................................   1
 2.  TERM ..................................................................   2
 3.  USE....................................................................   3
 4.  RENT...................................................................   3
 5.  RENT ADJUSTMENTS ......................................................   4
 6.  PAYMENT OF RENT .......................................................   6
 7.  PARKING AND SERVICE AREAS .............................................   7
 8.  FURNITURE, FIXTURES AND PERSONAL PROPERTY .............................   7
 9.  SIGNS .................................................................   7
10.  SERVICES TO BE PROVIDED BY LESSOR......................................   8
11.  REPAIRS, MAINTENANCE AND IMPROVEMENTS BY LESSOR .......................   9
12.  FORCE MAJEURE..........................................................  10
13.  REPAIRS AND CARE OF PREMISES BY LESSEE.................................  11
14.  MECHANIC'S LIENS.......................................................  11
15.  NUISANCE OR HAZARDOUS USE..............................................  12
16.  TAXES AND INSURANCE....................................................  12
17.  QUIET ENJOYMENT........................................................  13
18.  ALTERATION.............................................................  13
19.  ASSIGNMENT AND SUBLETTING..............................................  13
20.  ABANDONMENT............................................................  14
21.  FIRE AND OTHER CASUALTY................................................  15
22.  CONDEMNATION...........................................................  15
23.  HOLD HARMLESS..........................................................  15
24.  DEFAULT BY LESSEE......................................................  16
25.  DEFAULT BY LESSOR......................................................  17
26.  ATTORNEY'S FEES........................................................  17
27.  NON-WAIVER.............................................................  17
28.  RULES AND REGULATIONS..................................................  17
29.  ASSIGNMENT BY LESSOR...................................................  17
30.  LIABILITY OF LESSOR....................................................  18
31.  BUILDING MORTGAGE......................................................  18
32.  HOLDING OVER...........................................................  19
33.  SEVERABILITY...........................................................  19
34.  NOTICES................................................................  20
35.  OBLIGATIONS OF SUCCESSORS..............................................  20
36.  ENTIRE AGREEMENT.......................................................  21
37.  SECTION HEADINGS.......................................................  21
38.  CHANGES, DELETIONS AND ADDITIONS TO CONTRACT ..........................  21
39.  ESTOPPEL...............................................................  21
40.  BROKER'S COMMISSION....................................................  21




EXHIBITS
A1 - A3       LEASED PREMISES
B -           PROPERTY METES AND BOUNDS DESCRIPTION
C -           RULES AND REGULATIONS



                                   LEASE AGREEMENT



STATE  OF  TEXAS                  Section

COUNTY OF HARRIS                  Section


    THIS LEASE AGREEMENT ("Lease") made and entered into as of the 19th Day of August, 1997, by and between SPACE ASSETS II, INC., a Delaware corporation, hereinafter called "Lessor", and CYBERONICS, INC., a Texas corporation, hereinafter called "Lessee".

    SECTION 1.   LEASED PREMISES

    A. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, 42,954 net Rentable Square Feet, as hereinafter defined, of office space on the first, fifth and sixth floors as detailed in the attached Exhibits A1, A2 and A3 ("Leased Premises"), in the building known as Space Center II, (hereinafter called the "Building") located at 16511 Space Center Boulevard, Houston, Harris County, Texas, upon that real property ("Land") more fully described in Exhibit "B" attached hereto.

    The rental due hereunder shall be computed as provided herein on the basis of rentable area, measured in square feet ("Rentable Square Feet") as determined by architectural measurement of the existing Building drawings, and in accordance with the Building Owners and Managers Association (BOMA) standard (ANSI Z65.1-1996). The resulting usable area and rentable area of the Leased Premises is as follows:

                      NET USABLE AREA     NET RENTABLE AREA      ILLUSTRATED BY EXHIBIT
                    ------------------    -----------------      ----------------------

    First Floor      3,526 Square Feet     4,132 Square Feet              A1
    Fifth Floor     17,826 Square Feet    19,411 Square Feet              A2
    Sixth Floor     17,826 Square Feet    19,411 Square Feet              A3
         Totals     39,178 Square Feet    42,954 Square Feet


    The foregoing Rentable Square Feet shall be subject to verification by Lessee on or before August 15th, 1997.

    B.  Lessee shall have the right to expand into the entirety of the 4th
Floor of the Building at any time during a six (6) month period commencing January 1st, 1998 upon thirty (30) days prior written notice to Lessor given on or before May 31st, 1998. During said six month period ending June 30th 1998, Lessor agrees to hold the 4th Floor off of the market and to not enter into lease negotiations with any third party. At the termination of the six month period, and as long as this Lease is in effect, if Lessee has not exercised its right to expand into the 4th Floor, Lessee shall then have a continuing right of first refusal to lease all of the 4th Floor, or in the event Lessor elects to lease less than the entire floor, that portion of the 4th Floor Lessor has
elected to lease.   Should Lessee exercise the right of expansion or the right of first refusal to expand on the 4th Floor, terms and conditions of the expansion shall be the same as the Lease except that the lease term of said expansion shall be coterminous with the Lease and, if said expansion occurs after the six (6) month period, the improvement allowance of $20.00 per square foot shall be prorated based on the remaining months of the Lease (i.e. if 36 months remain, the improvement allowance shall be 36/60th of $20.00 or $12.00). Under Lessee's right of first refusal, Lessee shall have five (5) business days to respond to Lessor's written notice of intent to lease to a third party. The commencement of the expansion term for the 4th Floor and the payment of rent for expanded 4th
Floor space shall occur at the earliest of ninety (90) days from the written notice by Lessee of its intent to expand or the date of satisfactory completion of the structural final inspection by the City of Houston Building Department of the expanded premises.

    C. At any time after January 1st, 1998, Lessee shall have the continuing right of first refusal to expand into any remaining unleased space on any floor of the Building. Should Lessee exercise its right of first refusal to expand into available space, terms and conditions of the expansion shall be the same as the Lease except that the lease term of said expansion shall be coterminous with the Lease and the improvement allowance of $20.00 per square foot shall be prorated based on the remaining months of the Lease (i.e. if 36 months remain, the improvement allowance shall be 36/60th of $20.00 or $12.00). Under Lessee's right of first refusal, Lessee shall have five (5) business days to respond to Lessor's written notice of intent to lease to a third party. The commencement of the expansion term for available space shall occur at the earliest of ninety
(90) days from the written notice by Lessee of its intent to expand or the date of satisfactory completion of the structural final inspection by the City of Houston Building Department of the expanded premises.

    SECTION 2.   TERM

    A. With respect to the Leased Premises including the 1st and 6th Floors, as described in Section 1, this Lease shall continue in force for a term ("Term") of sixty (60) months, beginning October 1st, 1997 ("First Commencement Date"), and expiring at midnight on September 30th, 2002 ("Expiration Date").

    With respect to the Leased Premises including the 5th Floor, as described in Section 1, this Lease shall continue in force for a term ("Term") of fifty eight (58) months, beginning December 1st, 1997 ("Second Commencement Date"), and expiring at midnight on September 30th, 2002 ("Expiration Date").

    B. Provided Lessee is not in default of any of the terms and provisions of this Lease, Lessee shall have an option to renew this Lease for one (1) additional term of five (5) years upon giving at least six (6) months prior written notice to Lessor of exercise of such renewal option. The Base Rent for each year of the Renewal Term shall be at the then prevailing fair market rent for comparable lease space in the greater Clear Lake Area of Houston, Texas. In no event shall the Base Rent for the Renewal Term be less than the Base Rent paid during the initial Lease Term. The Basic Operating Costs for the renewal term shall be actual operating costs for the calendar year 2002. A refurbishment allowance of $3.00 per rentable square foot shall be granted for leasehold improvements to Leased Premises subject to renewal under the provisions of this renewal option.

    C. The Leased Premises are now scheduled for, or under construction, and Lessor is desirous of having same completed as soon as possible. If, however, the Leased Premises are not ready for occupancy by the time of said Commencement Date(s) for any reason or cause, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof; and this Lease shall be effective only from the time(s) that the Leased Premises have been prepared and are ready for the occupancy of Lessee as defined by the later of: satisfactory completion of the structural final inspection by the City of Houston Building Department, said inspection not to be requested until substantial completion of construction punch list items as compiled by Lessee and Lessor in conjunction with the architect and construction general contractor for the Leased Premises, or October 31st, 1997 with respect to the Leased Premises including the 1st and 6th Floors and March 31st, 1998 with respect to the Leased Premises including the 5th Floor, which date(s) shall be the revised Commencement Date(s) of this Lease, but in no event later than the date on which Lessee commences occupancy of the Leased Premises for the conduct of Lessee's business. In such event, Base Rent shall not commence until said revised Commencement Date(s), and the stated Term(s) in this Lease shall thereupon commence and the Expiration Date shall be extended so as to give effect to the full stated Term(s).

    D. Notwithstanding the fact that the Lease term will commence at a date subsequent to the execution of this instrument, the parties intend that both of them shall have vested rights immediately upon the signing of this instrument, and that this instrument shall be fully binding and in full force and effect from and after the execution hereof.

    E. At such time as Lessee occupies at least three full floors of Floors Two through Six, and for the balance of the initial five year term, Lessee shall have the option to extend the initial term(s) of this Lease by no less than twelve (12) months and no more than thirty six (36) months, such extension period to be designated in Lessee's written notice.

    SECTION 3.   USE

    The Leased Premises are to be used and occupied by Lessee for general office purposes, business and commercial use, scientific research and development, and high technology manufacturing utilizing clean room environments and related uses and shall be used for no other purpose, without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. In the event that any person or governmental authority alleges in any legal proceeding or by a notice given pursuant to any law that Lessee does not have the right to use the Leased Premises for the purposes being used, Lessor agrees to join in the defense of Lessee's right to use the Leased Premises for such purpose provided Lessee pays all costs of such defense. Should a court ruling or order or permanent injunction be issued determining that Lessee may not use the Leased Premises for such purpose or permanently enjoining Lessee from such use, Lessee shall immediately cease all such activities enjoined.

    SECTION 4.   RENT

    A. For the period from the First Commencement Date until March 31st, 1998, as rent ("Base Rent") for the Lease and use of the Leased Premises including the 1st and 6th Floor, as described in Section 1, and the attached facilities, Lessee will pay Lessor or Lessor's assigns, at the management office of Lessor, or Lessor's Managing Agent, or at such other address as Lessor may from time to time designate, without demand and without deduction, abatement or set-off, except as otherwise set forth herein, an amount calculated at Sixteen Dollars ($16.00) per net rentable square foot per year, said rate being equivalent to the sum of Three Hundred and Seventy Six Thousand and Six Hundred and Ninety Two Dollars ($376,692.00) per year payable in equal monthly installments of Thirty One Thousand and Three Hundred and Ninety One Dollars ($31,391.00) on or before the first day of each calendar month, in advance, in lawful money of the United States.

    For the period from April 1st, 1998 to the Expiration Date, as rent ("Base Rent") for the Lease and use of the Leased Premises including the 1st , 5th and 6th Floor, as described in Section 1, and the attached facilities, Lessee will pay Lessor or Lessor's assigns, at the management office of Lessor, or Lessor's Managing Agent, or at such other address as Lessor may from time to time designate, without demand and without deduction, abatement or set-off, except as otherwise set forth herein, an amount calculated at Sixteen Dollars ($16.00) per net rentable square foot per year, said rate being equivalent to the sum of Six Hundred and Eighty Seven Thousand and Two Hundred and Sixty Four Dollars ($687,264.00) per year payable in equal monthly installments of Fifty Seven Thousand and Two Hundred and Seventy Two Dollars

($57,272.00) on or before the first day of each calendar month, in advance,
in lawful money of the United States.   The Base Rents shall be subject to
adjustments as hereinafter provided.

    B. The amount of Ninety Four Thousand and One Hundred & Seventy Three Dollars ($94,173.00) is payable on the execution date of this Lease for the Base Rent for the first month of occupancy and a security deposit in an amount equal to two months Base Rent. If Lessee performs all of its obligations hereunder, an amount equal to one month's Base Rent shall be returned to Lessee at the end of twelve (12) months from Lease Commencement. The remainder of said deposit shall be returned to Lessee within ten (10) days after the expiration of the Term hereof, providing Lessee is not in monetary default at the expiration of the Term.

         SECTION 5.   RENT ADJUSTMENTS

    The Base Rent payable by Lessee during each lease year shall be adjusted in accordance with this Section 5.

    A.   Definitions

         (1) The term "Operating Costs" shall mean all reasonable and customary operating expenses of the Building, parking garage and other facilities appurtenant thereto, which shall be computed on the accrual basis and which shall include all expenses, costs, and disbursements of every kind and nature which Lessor shall pay or become obligated to pay because of, or in connection with, the ownership and operation of the Land and Building, parking garage and attached facilities, including, but not limited to, the following:

                (a) All taxes, impositions, assessments, and all other governmental charges, if any, which are levied, assessed or imposed upon or become due and payable in connection with, or as a lien upon, the Land, the Building, the parking garage, or facilities used in connection therewith, or the operation thereof, (excepting federal and state taxes on income) including taxes levied by present or any future taxing authorities and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, impositions, assessments or other charges included in this definition of taxes; provided, however, taxes shall not include the portion of any ad valorem taxes against the Leased Premises that are paid by Lessee as a separate charge pursuant to Section 19 of this Lease.

                (b) Wages and salaries of all employees engaged in the operation and maintenance of the Land, Building, and parking garage including taxes, insurance and benefits relating thereto; prorated if such employee is not exclusively employed at the Building;

                (c) All supplies and materials used in the operation and maintenance of the Building;

                (d) Costs of water, sewage, power, heating, lighting, air conditioning, ventilating, and other utilities furnished in connection with the operation of the Building (excluding any such cost billed to specific lessees);

                (e) Costs of all maintenance and service agreements on equipment, including, but not limited to, security service, access control services, alarm services, window cleaning, janitorial service and elevator maintenance;

                (f) Costs of casualty, rental interruption and liability insurance applicable to the Building and related facilities and Lessor's personal property used in connection therewith;

                (g) Costs of repairs and general maintenance of the interior, parking areas, and landscaping of the Land and the Building, excluding repairs and general maintenance paid by the proceeds of insurance or any lessee or other third parties, and alterations attributable solely to lessees of the Building other than Lessee;

                (h) Management fees not to exceed a sum equal to five percent (5%) of the Base Rents derived from the Building; and

                (i) A reasonable amortization charge on account of any capital expenditures incurred to effect a reduction in operating expenses of the Building and related facilities; and

    Expressly excluded from the definition of the term Operating Costs are:

         (i) Replacement of capital investment items (except as provided in Section 5.A(i) hereof;

        (ii) Rental and similar commissions, other than those set forth in
             Section 5.A(h) hereof, advertising, appraiser and legal expenses;

       (iii) Depreciation;

        (iv) Specific costs billed to and paid by specific lessees;

         (v) Principal, interest, and other costs directly related to financing; and

        (vi) Ground Rent.

    Notwithstanding anything to the contrary contained in the Lease, Operating Costs shall also exclude; compensation or bonuses paid to officers or executives of Lessor, administrative wages and salaries, depreciation or accelerated cost recovery of the Building or any equipment, furniture or property attached to or installed in the Building, capital expenditures, ground rents, interest or amortization of mortgages, taxes measured solely by the net income of Lessor from the operation of the Building, costs of maintaining Lessor's corporate existence, legal expenses, franchise taxes, travel expenses, leasing costs or brokerage commissions, advertising costs or renting commissions, greater than five percent (5%) annual increase in management fees or employees' salaries or benefits or both, costs in connection with art work or interior decoration of the Building, costs to correct original construction defects, costs for improving any other tenant's space, any repair or other work necessitated by condemnation, fire or other casualty, services or benefits provided to some tenants but not to Lessee, and any costs or fines due to Lessor's violation of any governmental rule or authority.

    For the purposes herein, the term "Basic Operating Costs" shall be deemed to be the actual operating costs for calendar year 1998.

         (2) The term "Lessee's Share" shall mean the proportion that the Rentable Square Feet of the Leased Premises bears to the total Rentable
Square Feet of the Building. (which shall be deemed to be 144,346 square feet). For the purpose of this Lease, Lessee's share shall be deemed to be 16.3% for occupancy of the 1st and 6th Floors, as described in Section 1, and 29.8% for occupancy of the 1st, 5th and 6th Floors, as described in Section 1.

         (3) The term "Lease Year" shall mean the twelve (12) month period commencing January 1st and ending December 31st of each year. If any of the factors included in Basic Operating Costs are not payable, billed or otherwise due so as to allow an accurate calculation of said factors on a calendar year basis (e.g., ad valorem taxes and long-term contracts), then Lessor in its reasonable discretion, may estimate and prorate said factors on a calendar year basis; and said factors shall be properly adjusted by Lessor when they actually become due and payable.

         (4) The term "Monthly Escalation Payments" shall mean the escalations owed or to be owed by Lessee as herein provided and paid to Lessor in monthly installments.

    B. In addition to the Base Rent as provided in Section 4, Lessee shall be obligated to pay Lessor, as additional rent, Lessee's share of Operating Costs in excess of Basic Operating Costs, if any.

    C. Lessor shall have the right to collect Monthly Escalation Payments in such amounts as are estimated by Lessor in its reasonable discretion which shall be based on the amount by which the prior year's actual expenses exceed Basic Operating Costs. The Monthly Escalation Payments shall be due and payable at the same time as the Base Rent is due and payable under Section 4 above.

         Lessor shall, within the period of one hundred twenty (120) days after the close of the Lease Year, give written notice thereof to Lessee, which notice shall also contain or be accompanied by a statement, prepared in accordance with generally accepted accounting principles with copies of invoices or other supporting documentation, of the Operating Cost of Lessor's operation of the Building during the preceding Lease Year, and by a computation of such additional rent. For any years in which the Building is not fully occupied, Operating Costs that vary based upon occupancy shall be computed and prorated as if Building were 95% occupied. Failure of Lessor to give Lessee said notice within said time period shall not be a waiver of Lessor's right to collect said additional rent. When the Lessor presents Lessee with the statements of amounts due by Lessee for any escalation set out herein, Lessee shall, within (30) days after receipt of said statement, pay Lessor the difference between its proportionate share of said escalation and amount of Monthly Escalation Payments made by Lessee attributable to said escalation; or Lessee shall receive a credit therefor, if Lessee's proportionate share is less than the amount of Monthly Escalation Payments collected by Lessor, said credit to be applied to future Monthly Escalation Payments.

    Lessee shall have the right to audit the Operating Costs and in the event such audit indicates an overstatement of amounts owed by Lessee of more than five percent (5%), the cost of said audit shall be paid by Lessor.

    SECTION 6.   PAYMENT OF RENT

    A. Lessee hereby covenants and agrees to pay promptly, when due, all Base Rent, adjusted as herein provided, and Additional Rent and any other charges payable by Lessee under the provisions of this Lease; and Lessee further covenants and agrees that all such rent or other charges due and unpaid as of the date of termination of this Lease shall be deemed due and payable on such termination date.
Lessee specifically agrees that the covenants recited in this Section shall survive the expiration or termination of the Term of this Lease.

    B. In addition to the Base Rent, Additional Rent, Operating Cost and Monthly Escalation Payments, Lessee agrees to pay to Lessor as additional rent, all charges for any services, goods, or materials furnished by Lessor at Lessee's written request which are not required to be furnished by Lessor under this Lease Agreement as well as all other sums payable by Lessee hereunder. Any monthly Base Rent, Additional Rent or Monthly Escalation Payments to be paid to Lessor not received in advance on or before the fifth (5th) day of each month; or any charge for goods, services, or materials not received within thirty (30) days after receipt of written notice from Lessor rendering a statement to Lessee shall be charged a late charge at the maximum rate permitted by law per day from date due until paid. Failure to pay charges when due subjects Lessee to default (Section
27). All such additional charges are considered rent hereunder.

    C. Lessor will not provide monthly statements for Base Rent or other recurring charges due by Lessee to Lessor. Lessee is responsible for assuring that monthly charges are received by Lessor in advance on or before the first of each month.

    SECTION 7.   PARKING AND SERVICE AREAS

    Subject to the terms hereof Lessor shall have control over the parking of automobiles and other vehicles and shall designate parking areas and building service areas. Lessor shall lease to Lessee and Lessee shall lease from Lessor total covered parking spaces in the Building parking garage at a ratio of 4 spaces per 1,000 square feet of rentable area. There shall be no additional rent for parking spaces over and above the Base Rent as provided for in Section 4. Lessor shall provide reserved parking spaces at a ratio of 0.25 spaces per 1,000 square feet of rentable area, to be designated by Lessor, from the total spaces leased, reserved by name for Lessee's designated employees or customers in an assigned area on Level 2 of the parking garage. Reserved parking on Level 2 shall be assigned to Lessee in contiguous blocks, where possible, and as close to the entrance to the Level 2 elevator lobby as available space permits.

    In the event Lessee exercises any expansion option, the total number of covered parking spaces to be provided shall increase at a rate of 4 spaces per 1,000 square feet leased and the number of reserved spaces shall increase at a rate of .25 spaces per 1,000 square feet leased.

    Lessor agrees to place signage in the front visitor parking lot and at the entrance to the parking garage directing visitors into the parking garage, said signage to aid visitors in the event of unavailable parking in the front visitor lot.


    SECTION 8.   FURNITURE, FIXTURES AND PERSONAL PROPERTY

    Lessee may remove its trade fixtures, office supplies, movable office furniture, and business and telephone equipment not attached to the Building provided: (a) such removal is made prior to the termination of the term of this Lease (subject to the special rights of holdover set forth in Section 32 as to which removal shall only be required prior to expiration of the holdover period); (b) Lessee is not in default of any monetary obligation or covenant under this Lease at the time of such removal; and (c) Lessee promptly repairs all damage caused by such removal. All other property at the Leased Premises on the roof or above the ceiling grid, and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises (other than Lessee's manufacturing and other specialty equipment, provided Lessee shall repair any damage other than ordinary wear and tear caused by such removal) shall become the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease by lapse of time or otherwise.

    SECTION 9.   SIGNS

    A. Lessee shall have signage on the interior building directory and on the entrance doors to Lessee's suite. In addition, Lessee shall have signage on the entirety of both sides of the south Building exterior monument marker. Costs for said interior directory and exterior monument marker signage shall be the responsibility of Lessor. Signage above the entrance to the Building shall be available to Lessee at such time as Lessee leases the entirety of the 6th and 5th floors of the Building. Costs for said entrance signage shall be the responsibility of Lessee. All exterior building signage shall be subject to approval by the Clear Lake City
Community Association, where applicable, and to the mutual agreement and reasonable approval of both Lessor and Lessee and in conformance with the existing style and quality of Building signage. Lessor specifically approves the use of Lessee's corporate logo and trademark in connection with the signage permitted hereunder.

    B. Except as permitted pursuant to Section 9.A. no sign, symbol or identifying mark shall be put on the Land, Building, in the halls, elevators, staircases, entrances, parking areas, or upon the doors or walls, or in or around the Leased Premises so that it may be seen from elevator lobbies, other tenant's premises, or outside the Building or common areas, without prior written approval of Lessor which shall not be unreasonably withheld or delayed. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Lessor. All signage (including, without limitation, any changes thereto) is, however, subject to applicable restrictive covenants including, without limitation, the rights of Clear Lake City Community Association to approve or disapprove same.

    SECTION 10.  SERVICES TO BE PROVIDED BY LESSOR

    Lessor agrees to furnish Lessee, while occupying the Leased
Premises, the following services:

    A. Electricity for ordinary office uses equivalent to at least six (6) watts per rentable square foot;

    B.   Elevator service;

    C. Janitorial services on a five-day a week basis; the work of the building janitorial contractor shall not be hindered by Lessee after 5:00 p.m. and such work may be done at any time when offices are vacant. Lessee shall have the right to enter into a contract for certain janitorial services, in coordination with Lessee's janitorial services, for that portion of the Leased Premises which is subject to special cleanliness standards (collectively referred to as "Laboratories and Manufacturing Facilities") as designated by Lessee. In such event the janitorial contractor shall be subject to Lessor's prior approval, which shall not be unreasonably withheld, delayed or conditioned.

    D. Hot and cold water at those points of supply provided for general use of all lessees in the Building;

    E. Air conditioning and heating as reasonably required for comfortable use and occupancy (subject to governmental regulations) under normal office conditions from 7:30 a.m. to 6:00 p.m. Monday through Friday and 8:00am to 1:00pm on Saturdays, and without charge, at any other times as may be requested by Lessee;

    F. Lamp and ballast replacement in ceiling mounted fluorescent fixtures installed by Lessor as building standard;

    G. Security for the Building and its appurtenances as may be deemed necessary by Lessor;

    H. Interior Building Directory with listing of Lessee's major functional departments.

    If there is an interruption in electricity, air-conditioning, elevator service, water or sewer or any other utility which results in Lessee being unable to conduct business in the Premises, there shall be an abatement in rent during such period. If such interruption continues for ten (10) consecutive business days, Lessee may, at its option, cancel this Lease by providing Lessor notice in writing.

    Notwithstanding any other term or provision hereof, Lessee shall pay to Lessor monthly, as additional rent, any charges as may be metered separately for electric service utilized by Lessee.

    SECTION 11.  REPAIRS, MAINTENANCE AND IMPROVEMENTS BY LESSOR

    A. Lessor shall provide for the cleaning and maintenance of the public portions of the Building, including painting and landscaping surrounding the Building, in keeping with the standard first class office buildings in the Houston, Texas area. Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character to the Leased Premises and public portions during the term of this Lease, except such maintenance and/or repairs as may be deemed necessary by Lessor in normal maintenance operations, which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damage caused by persons other than Lessee, its agents, employees, invitees or visitors.

    B. Lessor, its officers, agents and representatives, mortgagee and insurance underwriters, subject to any security regulations imposed upon Lessee by any governmental authority, shall have the right to enter all parts of the Leased Premises upon no less than twenty-four (24) hours notice, except in emergencies and for routine daily janitorial services, at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or the Leased Premises which it may deem necessary or desirable, or to provide any service which it is obligated to furnish Lessee; and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof. Notwithstanding the foregoing, any entry to the Laboratories and Manufacturing Facilities shall only occur in compliance with the applicable regulatory standards and, in the absence of an emergency involving a threat to health or safety, upon prior notice to Lessee.

    C. Lessor covenants, that to the best of Lessor's knowledge, the Building and the Premises comply with all the requirements of all municipal, county, state, federal and other applicable governmental authorities then in effect or promulgated prior to the commencement of this Lease, including without limitation the Americans with Disabilities Act (ADA) and the comparable laws of the State of Texas. Lessor shall, at Lessor's cost, take appropriate and timely action to maintain the Building and the Premises in compliance with all municipal, county, state, federal and other applicable regulations hereafter imposed by order of any governmental agency or any other authority during the term of the Lease and any extensions thereof.

    D. Lessor shall provide an allowance ("Improvement Allowance") for Lessee's construction of, and improvements to, the Leased
Premises comprising 42,954 square feet, at the rate of Twenty Dollars ($20.00) per rentable square foot for a total amount of Eight Hundred and Fifty Nine Thousand and Eighty Dollars ($859,080.00). In the event Lessee exercises its expansion option with respect to the 4th Floor, Lessee shall be provided an additional improvement allowance in the amount of Twenty Dollars ($20.00) per rentable square foot, subject to the proration provisions of Section 1.B. Said improvements and construction to be in accordance with construction plans as approved by Lessee and Lessor and as prepared by an architect selected by Lessee and approved by Lessor. Costs for said construction plans and architectural services shall be paid from the Improvement
Allowance.   The Improvement Allowance may be used for leasehold
improvements including; materials, labor, architectural fees, modular office furniture and any other equipment or system which becomes a permanent part of the Leased Premises. Any portion of the Improvement Allowance not used for improvements to the Leased Premises may be used for Lessee's moving expenses, provided that said moving expenses paid from the Improvement Allowance do not exceed $15,000, or to supplement the above stated improvement allowance as granted to Lessee under the terms of expansion into the 4th Floor, comprising 19,411 square feet, providing that Lessee has given its notice or exercised its right of first refusal no later than 30 June 1998. Lessor shall competitively bid the construction to the Leased Premises against the approved construction plans with a minimum of three qualified general contractors acceptable to both Lessor and Lessee. Selection of a general contractor shall be agreed to by both Lessor and Lessee. Lessor shall not charge any supervision or management costs to the construction.

    E. Lessor agrees to refurbish the main entrance lobby to the Building and the restrooms on the 1st, 5th and 6th Floors at a cost to Lessor not to exceed $150,000.00 ("Lobby Allowance"). Lessor shall retain the services of an interior design architect for the purposes of design changes including but not limited to; lobby entrance doors, lobby flooring, lobby walls, lobby ceiling and lighting, lobby directory, lobby guard station, main hallway corridor, elevator cabs and fixture, lighting and wall finishes in the restrooms on the 1st, 5th and 6th Floors. Said improvements to the 1st, 5th and 6th Floor restrooms shall be made in compliance with the Americans with Disabilities Act ("ADA") and the comparable laws of the State of Texas. All costs for architectural and design fees for lobby and restroom renovation shall be included in, and paid from, the Lobby Allowance. Plans and materials for lobby and restroom renovation shall be approved by Lessor and Lessee, said approval based on preliminary plans to be available by September 1st, 1997. Projected completion of lobby and restroom renovation shall be December 5th,
1997.   In the event such improvements are not completed by December
5th, 1997, Lessee shall have the right to complete such improvements and be reimbursed for any and all costs expended by Lessee in connection therewith. If Lessor does not reimburse Lessee within forty five (45) days after written notice from Lessee, Lessee may reduce it payments of Base Rent until such amount has been reimbursed.

    F. Lessee and Lessor each acknowledge that the Lessee desires to occupy the 1st Floor and the 6th Floor during the month of October, 1997, and in any event no later than October 31st, 1997, and that Lessee and Lessor also desire to complete the lobby renovations addressed by Section 11.E. above by December 5th, 1997, and that failure of either party to act promptly could delay completion. Lessee and Lessor agree that each will act with diligence to plan the space, agree upon the space plans, agree upon necessary revisions to the space plans, agree upon the construction drawings, agree upon necessary revisions to the construction drawings, and agree upon identity of the contractor. After completion of the initial space plans, Lessor and Lessee agree that each will use all reasonable efforts, when a response is required, to respond within three (3) business days. Lessor agrees that once the contractor has been selected, the Lessor will cause such contractor to commence construction and proceed diligently to completion.

    G. Lessor agrees to aggressively coordinate and control the appearance of other third party tenant's 1st Floor lobby exposure to insure a professional appearance consistent with other Class A buildings in the Clear Lake area.

    SECTION 12.  FORCE MAJEURE

    It is understood and agreed that with respect to any services to be furnished, or obligations to be performed, by Lessor to Lessee, Lessor shall in no event be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Lessor's reasonable control, or for any cause due to any act or neglect of Lessee or its servants, agents, employees, licensees, or any person claiming by, through or under Lessee. Upon interruption of services to Lessee , under the provisions of this Section, which results in Lessee being unable to conduct business in the Leased Premises, Lessee shall be entitled to an abatement of rent during such period of interruption.

    SECTION 13.  REPAIRS AND CARE OF PREMISES BY LESSEE

    Lessee agrees, at its own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Lessee, Lessee's agents, employees, licensees, or invitees; provided, however, if Lessee fails to make such repairs or replacements promptly, Lessor may, at its option, make such repairs or replacements and Lessee shall pay the cost, after written notice, thereof to Lessor on demand. Lessor further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Lessee's expense. Lessee agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises or the Building, and to maintain the Leased Premises in as good condition as on date of possession by Lessee, ordinary wear and tear alone excepted. Upon such termination of this Lease, subject to the provisions of Section 32, Lessor shall have the right to re-enter and resume possession of the Leased Premises.

    Furthermore, no abatement, diminution, reduction of rent charges or other compensation shall be claimed by or allowed by Lessee or to any person claiming under any circumstances whether for any inconvenience or discomfort otherwise arising from the making of alterations, changes, additions, improvements, or repairs to the Building or by virtue or by cause by present or future government of laws, ordinance, requirements, orders, rules, regulations except (i) in the event Lessee is actually prevented from utilizing a portion of the Leased Premises as a result thereof and (ii) in the event such action creates a physical barrier which prevents access to the Leased Premises or causes an intrusion into the Leased Premises.

    SECTION 14.  MECHANIC'S LIENS

    Lessee shall not suffer or permit any mechanic's lien to be filed against the Leased Premises or any portion of the Building or premises of which the Leased Premises are a part by reason of work, labor, services, or materials supplied or claimed to have been supplied to the Lessee; and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of the Lessor, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or furnishing of any materials or any specific improvement, alteration or repair of or to the Leased Premises which are a part, or any part thereof, nor of giving the Lessee any right, power or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the Leased Premises or any portion of the Building or premises of which the Leased Premises are a part. If any such mechanic's lien shall at any time be filed against the Leased Premises or any portion of the Building or premises of which the Leased Premises are a part, the Lessee covenants that it will promptly take and diligently prosecute appropriate action to have the same discharged and will pursue such action at the Lessee's cost and expense to the ultimate disposition thereof, and upon its failure to do so, the Lessor, in addition to any other right or remedy that it may have, may take such action as may be reasonably necessary to protect its interest; and any amounts paid by the Lessor in connection with such action, and all reasonable legal and other expenses of the Lessor in connection therewith, including reasonable attorney's fees, court costs and other necessary disbursements, with interest thereon at the maximum rate permitted by law from the date of payment, shall be repaid by the Lessee to the Lessor on demand.

    SECTION 15.  NUISANCE OR HAZARDOUS USE

    Lessee will not use, occupy, or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb, or property; or permit the maintenance of any public or private nuisance, or do or permit any operation which might emit offensive odors or conditions into other portions of the Building; or use any apparatus which might make undue noise or set up vibrations in the Building; or permit anything to be done which would increase the fire and extended coverage insurance rates on the Building or contents; or permit anything to be done or not to be done which would shorten the normal useful life of any building system beyond that typical for first class office buildings in Houston, Texas; and if there is any increase in such rates by acts of Lessee, then Lessee agrees to pay such increase promptly upon demand therefor by Lessor. Lessor acknowledges that a portion of the Leased Premises will be used for manufacturing under controlled, sterile conditions, but involving the use of various chemicals such as nitrogen and alcohol, and agrees such activities are not violative of the foregoing provisions.

    SECTION 16.  TAXES AND INSURANCE

    A. Lessor shall pay all ad valorem taxes and assessments on the building.

    Lessor shall maintain fire and extended coverage insurance on the Building, in amounts desired by Lessor. Lessor shall likewise maintain a policy or policies of commercial general liability insurance in such amounts as it may desire. If the annual premiums to be paid by Lessor exceed the standard rates because Lessee's operations result in additional risk or exposure as determined by Lessor's insurance carrier, then Lessee shall promptly pay the excess amount of the premium upon request by Lessor and provided evidence of such additional premium is given to Lessee.

    B. Notwithstanding the Language of Section 16A. of this Lease, Lessor may, at its sole option, elect to self-insure the Building, provided the party obligated to make such self-insurance payments shall have a net worth of at least One Hundred and Fifty Million Dollars ($150,000,000.00).

    C. Lessee shall pay all taxes assessed against its furniture, equipment, fixtures, or other property in or on the Leased Premises.

    Lessee shall, at all times during the term of this Lease, at its own expense, maintain a policy or policies of insurance with premiums fully paid in advance, issued by and binding upon a solvent insurance company, insuring all of Lessee's personal property located in the Leased Premises and the improvements placed upon the Leased Premises by Lessee (including all items covered by Lessee's plans as approved by Lessor) against all risks of direct physical damage or loss for the full replacement value thereof. Lessee also shall maintain a policy or policies of commercial general liability insurance with premiums fully paid in advance, issued by and binding upon a solvent insurance company, such insurance to afford minimum protection of not less than $1,000,000 per occurrence and $2,000,000 aggregate combined single limit for personal injury, death, property damage liability.

    The policy or policies of insurance to be maintained by Lessee shall name Lessor as an Additional Insured; be endorsed to provide Waiver of Subrogation in favor of Lessor; and shall contain an endorsement that such policies cannot be cancelled, amended or modified as to Lessor without thirty (30) days prior written notice to Lessor. Lessee shall deliver duplicate original policies or certificates of insurance in form satisfactory to Lessor prior to entry upon the Leased Premises and not less than twenty (20) days prior to the expiration of old insurance policies.

    D. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers and employees for any loss or damage that may occur to the Building or any part thereof, or to any of the personal property of such parties therein by reason of fire, the elements, or any other cause which is insured against under the terms of the policies of fire and extended coverage insurance and/or public liability insurance carried by either Lessor or Lessee in respect thereof, to the extent and only to the extent, of any proceeds actually received by Lessor and Lessee, respectively, with respect thereto, regardless of its cause or origin, including negligence of either party hereto, its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against the other party. Lessor will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Lessee's area or public areas regardless of whether such loss occurs when the area is locked against entry or not.

    SECTION 17.  QUIET ENJOYMENT

    Lessor covenants that it will put Lessee in actual possession of the Leased Premises at the Commencement Date of the Term aforesaid, and that Lessee, on paying the said rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for said term. If for any reason, the Leased Premises are not ready for occupancy by Lessee on the Commencement Date, this Lease shall not be affected thereby, and Lessor shall not be liable to Lessee by reason thereof, but no rent shall be payable for the period during which the Leased Premises are not ready for occupancy. All claims for damage arising from any such delay are hereby waived and released by Lessee.

    SECTION 18.  ALTERATION

    Lessee agrees that it will not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises, which would affect the basic building systems or structural integrity without first obtaining the written consent of Lessor and without first furnishing Lessor fifteen (15) days advance written notice outlining in detail the proposed changes or alterations. In any instance where Lessor grants such consent, Lessor may grant such consent upon the condition that Lessee's contractors, laborers and materialmen must work in harmony with and not interfere with any other work being conducted on behalf of Lessor or any other lessee of the Building. Said consent shall not be unreasonably withheld or delayed by Lessor.

    SECTION 19.  ASSIGNMENT AND SUBLETTING

    A. Neither Lessee nor Lessee's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest therein without the prior express written permission of Lessor, any attempt to do so by Lessee or Lessee's successors in interest shall be void and of no effect. Said permission and consent shall not be unreasonably withheld or delayed. Lessor agrees and acknowledges that any transfer of this lease by Lessee as a result of merger or consolidation of Lessee shall not constitute an assignment for the purpose of this Lease.

    B. If Lessee should desire to assign this Lease or sublet the Leased Premises or any portion thereof, Lessee shall give Lessor written notice of such desire at least thirty (30) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (1) to permit Lessee to assign or sublet the Leased Premises or any portion thereof, subject, however, to subsequent written approval of the proposed assignee or sublessee by Lessor or (2) to refuse to consent to Lessee's assignment or subletting of the Leased Premises or any portion thereof and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee of such election within said thirty (30) day period, Lessor shall be deemed to have elected option (2) above. Lessor and Lessee specifically agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Lessee herein to the use and occupancy of the Leased Premises shall be subject to all of the terms, conditions and provisions of this Lease, including, without limitation, restrictions on use and the covenant to pay Base Rent, Monthly Escalation Payments, Operating Costs and other sums due. Lessor may collect Base Rent, Monthly Escalation Payments, Operating Costs and other sums due directly from such assignee or sublessee and apply the amount so collected to the rents herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Lessee or any guarantor or Lessee's performance hereunder, from further performance by Lessee or such guarantor of covenants undertaken to be performed by Lessee herein, and Lessee and such guarantor will remain liable and responsible for all rents and other obligations herein imposed upon Lessee.

    C. Notwithstanding anything to the contrary contained herein, this Lease may be subleased without Lessor's consent to Lessee's customers or subcontractors working with Lessee in the Premises. In the event Lessee subleases all or a portion of the Premises to Lessee's customers or subcontractors, Lessee will not be required to comply with Section 19A or
Section 19B. Lessee will remain liable and responsible for all rents and other obligations herein imposed upon Lessee.

    D. Consent by Lessor to a particular assignment or sublease or other transaction shall not be deemed a consent to any other subsequent transaction. If this Lease be assigned or if the Leased Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of the leasehold interest without the prior express written permission of Lessor, Lessor may nevertheless collect rent from the assignee, sublessee, mortgagee, pledgee, or party to whom the leasehold interest was hypothecated, or other occupant and apply the net amount collected to the rent payable hereunder, but no such transaction or collection of rent or application thereof by Lessor shall be deemed a waiver of these provisions or a re1ease of Lessee from the further performance by Lessee of its covenants, duties and obligations hereunder. One-half (1/2) of any rent or other consideration payable to Lessee, after deduction of all costs associated with such transaction, under any permitted assignment or sublease, in excess of the Base Rent set forth in this Lease and one-half (1/2) of any additional rent payable to Lessee in excess of the Monthly Escalation Payments set forth in this Lease, shall be payable to the Lessor.

    SECTION 20.  ABANDONMENT

    If the Leased Premises are abandoned by Lessee, coupled with the non-payment of rent, Lessor shall have the right, but not the obligation, to relet same for the remainder of the period covered hereby, and if the rent received through such reletting is not at least equal to the rent provided hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent required pursuant to this Lease and the amount received through reletting, plus Lessee shall pay all expenses incurred by any such reletting including, but not limited to, the cost of renovating, altering, and decorating for a new lessee. Nothing herein shall be construed as in any way of denying Lessor the right, in case of abandonment, vacation of the Leased Premises or other breach of this Lease by Lessee to treat the same as an entire breach and act of default herein and at Lessor's option immediately sue for the entire breach of this Lease and any and all damages occasioned Lessor thereby.

    SECTION 21.  FIRE AND OTHER CASUALTY

    The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed or damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof, the Lessor shall, repair and restore the Leased Premises as soon as it is reasonably practicable, to substantially the same condition in which the Leased Premises were before such damage; provided, however, that in the event the Leased Premises are so destroyed or damaged that repairs cannot be commenced within thirty (30) days and completed within ninety (90) days thereafter, then this Lease shall be terminable, as of the date of the occurrence of the damage or destruction by either party hereto by serving written notice upon the other and, provided further that in any event if repairs have not been commenced within ninety (90) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed six (6) months, this Lease may be immediately terminated by Lessee as of the date of occurrence of the damage or destruction, by serving notice upon the Lessor.

    In the event the Leased Premises are completely destroyed or so damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Lessor under the terms hereof that it cannot reasonably be used by Lessee for the purposes herein provided and this Lease is not terminated as above provided, then there shall be a total abatement of rent until the Leased Premises are made usable. In the event the Leased Premises can be only partially used by Lessee for the purposes herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which the Leased Premises cannot be used by Lessee.

    SECTION 22.  CONDEMNATION

    If all of the Leased Premises or the use or occupancy thereof shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as of the date Lessee is deprived of possession thereby. If such a substantial portion of the Leased Premises or the use or occupancy thereof or such a substantial portion of the Building or the adjoining parking areas and driveways used by the Building are so taken so that Lessee's use of the Leased Premises, or the balance of the Leased Premises then remaining, is substantially handicapped, impeded or impaired, either Lessor or Lessee shall have the right to terminate this Lease by written notice to the other within thirty (30) days after the date of such taking. In the event of any taking, Lessor shall be entitled to any and all compensation, damages, income, rent and awards with respect thereto except for any award specified by the condemning authority for any property that Lessee has the right to remove upon termination of this Lease. Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. In the event of a partial taking of the Leased Premises which does not result in a termination of this Lease, the Base Rent and additional rent thereafter to be paid shall be equitably reduced.

    SECTION 23.  HOLD HARMLESS

    The Lessee will indemnify and hold Lessor harmless and Lessor will indemnify and hold Lessee harmless from and against all fines, suits, claims, demands, damages, expenses, liabilities and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof or from the use or occupancy of the Leased Premises by the other party or the other party's agents, employees, licensees, or invitees. Neither party shall be liable to the other or their agents, employees, licensees, or invitees for any damage to person or property resulting from any act or omission or negligence of any co-lessee or co-lessor, visitor or other occupant(s) of the Building, except to the extent Lessor's or Lessee's own negligence may contribute thereto.

    SECTION 24.  DEFAULT BY LESSEE

    The term "Act of Default" refers to the occurrence of any one or more of the following: (i) failure of Lessee after ten (10) days after receipt of written notice from Lessor of Lessee's default to pay when due any Base Rent, Monthly Escalation Payments, and/or additional rent, or any charges for any services, goods, or materials furnished by Lessor at Lessee's request, or other amount required to be paid under this Lease (such failure of Lessee to pay such sums shall hereinafter be referred to as "Monetary Default"; (ii) failure of Lessee after thirty (30) days after receipt of written notice from Lessor of Lessee's default, other than a Monetary Default, in the performance of any Lessee's obligations, covenants or agreements; (iii) the adjudication of Lessee to be a bankrupt; (iv) the filing by Lessee of a voluntary petition in bankruptcy, receivership, or other related or similar proceedings; (v) the making by Lessee of a general assignment for the benefit of creditors; (vi) the appointment of a receiver of Lessee's interest in the Leased Premises in any action, suit, or proceeding by or against Lessee's interest in the Leased Premises or by or against Lessee; (vii) any other voluntary or involuntary proceeding instituted by or against Lessee under any bankruptcy or similar laws, unless the occurrence of any such involuntary receivership or proceeding is cured by the same being dismissed or stayed within ninety (90) days thereafter, or (viii) any attempted sale under execution or other legal process of the interest of the Lessee in the Leased Premises.

    If any Act of Default occurs, Lessor at any time thereafter prior to the curing of such Act of Default and without waiving any other right available to Lessor herein, at law or in equity, may terminate this Lease. Lessor may with notice and with court proceedings, re-enter and repossess the Leased Premises, and remove all persons and property therefrom, and Lessee hereby waives any claim arising by reason thereof or by reason of issuance of any distress warrant or writ of sequestration and agrees to hold Lessor harmless from any such claims. If Lessor elects to terminate this Lease, it may treat the Act of Default as an entire breach of this Lease, and Lessee immediately shall become liable to Lessor for damages for the entire breach in the amount equal to the amount by which (i) the Total Base Rent, as adjusted by the Monthly Escalation Payments which would be payable by Lessee during the unexpired balance of the Term, and all other payments due for the balance of the Term is in excess of (ii) the fair market rent value of the Leased Premises for the balance of the Term as of the time of default, both discounted at the rate of six percent (6%) per annum to the then present value. Such amount shall be due and payable upon Lessor's notice to Lessee of termination of the Lease and shall bear interest until paid at the maximum rate permitted by law. If Lessor elects to terminate Lessee's right to possession of the Leased Premises without terminating this Lease, Lessor may lease the Leased Premises or any part thereof for the account of Lessee to any person or persons, for such rent and upon such terms and other conditions as Lessor deems practical, and Lessee shall be liable to Lessor for the amount, if any, by which the total Base Rent and all other payments herein provided for the unexpired balance of the Term exceed the net amount, if any, received by Lessor from such reletting, being the gross amount so received by Lessor less the cost of repossession, reletting, remodeling, and other expenses. Such sum or sums shall be paid by Lessee in monthly installments on the first day of each month of the Term. In no case shall Lessor have any obligation to, or be liable for failure to, relet the Leased Premises or collect the rent due under such reletting. If Lessor elects to terminate Lessee's right to possession without terminating this Lease, Lessor shall have the right at any time thereafter to terminate this Lease, whereupon the foregoing provisions with respect to termination will thereafter apply. If an Act of Default occurs or in case of any holding over or possession by Lessee of the Leased Premises after the expiration or termination of this Lease, except as permitted pursuant to Section 32, Lessee shall reimburse Lessor on demand for all costs incurred by Lessor in connection therewith including, but not limited to, reasonable attorney's fees, court costs, and related costs plus interest thereon at the rate of fifteen percent (15%) per annum from the date such costs are paid by Lessor.

    SECTION 25.  DEFAULT BY LESSOR

    The term "Lessor's Act of Default" shall mean the failure of Lessor for seventy two (72) hours, after receipt of written notice from Lessee of Lessor's default, to diligently cure or to use reasonable efforts to cure Lessor's default in making any payment or in the performance of any of Lessor's obligations, covenants or agreements under this Lease or under any subsequent rental agreements, if any. After any Lessor's Act of Default occurs, Lessee shall have the right, without limiting any other rights it may have under this Lease or at law, at Lessee's expense, to do whatever is reasonably necessary to cure Lessor's Act of Default and, in so doing and to the extent necessary, shall have the right of access to portions of the Building normally under the control of Lessor. Lessee shall have the right to deduct from or set-off against Lessee's Base Rent, Annual Escalation Payments and other amounts payable by Lessee to Lessor hereunder or under any subsequent rental agreements, if any, all payments made and costs incurred by Lessee by reason of or in curing or beginning or attempting to cure Lessor's Act of Default, and such deduction or set-off shall be accompanied by a statement setting forth, in reasonable detail, all costs incurred by Lessee and deducted from the Base Rent, Annual Escalation Payments and other amounts payable by Lessee to Lessor hereunder.

    SECTION 26.  ATTORNEY'S FEES

    In the event that any action shall be commenced by either party hereto arising out of, or concerning this Lease or any right or obligation derived therefrom, then in addition to all other relief at law or in equity, the prevailing party shall be entitled to recover reasonable attorney's fees and costs as fixed by the court.

    SECTION 27.  NON-WAIVER

    Neither acceptance of rent by Lessor nor failure by Lessor to complain of any action, non-action or default of Lessee, whether singular or repetitive, shall constitute a waiver of any of Lessor's rights hereunder. Waiver by Lessor or Lessee of any right or any default of the other party shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Lessor or its agents shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Lessor. Receipt by Lessor of Lessee's keys to the Leased Premises shall not constitute an acceptance or surrender of the Leased Premises.

    SECTION 28.  RULES AND REGULATIONS

    Lessee shall comply with the rules and regulations incorporated in Exhibit C, attached hereto and made a part hereof. Lessor shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable to Lessor, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

    SECTION 29.  ASSIGNMENT BY LESSOR

    Lessor shall have the right to assign or transfer in whole or in part, every feature of its rights and obligations hereunder and in the Building and Leased Premises. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Lessee. Upon any such assignment, the assigning Lessor shall be released from all liability hereunder, except for any existing Lessor default.

    SECTION 30.  LIABILITY OF LESSOR

    It is expressly understood and agreed that the obligations of Lessor under this Lease shall be binding upon Lessor and its successors and assigns and any future owner of the Building only with respect to breaches occurring during its and their respective ownership of the Building. In addition, Lessee specifically agrees to look solely to Lessor's interest in the Building and insurance policies for the recovery of any judgment from Lessor pursuant to this Lease, it being agreed that neither Lessor nor any successor or assign of Lessor nor any future owner of the Building shall ever be personally liable for any such judgment.

    SECTION 31.  BUILDING MORTGAGE

    Lessor represents and warrants that as of the date of this Lease, no mortgage or deed of trust is of record against the Building. This Lease shall automatically be subject and subordinate to any first or second lien and/or mortgage or deed of trust which may hereafter encumber the Land or the Building of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof if, at the time such mortgage is executed or within sixty (60) days thereafter, the Lessor, the Lessee and the mortgagee execute a mutually acceptable subordination, non-disturbance and attornment agreement.. In confirmation of such subordination, however, Lessee shall, at Lessor's request, execute promptly any appropriate certificate or instrument that Lessor may request in accordance with the terms of this Lease, as may be reasonably required to further effect such subordination. The Lessee shall promptly furnish Mortgagee with a Lessee's estoppel letter, at any time and from time to time as reasonably requested by Mortgagee or Lessor, such estoppel letter to set forth the rental rates, terms, any options, acceptance and occupancy of Leased Premises, offsets and the like. In the event of the enforcement by the trustee or the beneficiary under such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will automatically become the Lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by any payment of rent or additional rent for more than one month in advance. Upon request by such successor in interest or Lessor, Lessee shall promptly execute and deliver an instrument or instruments confirming the attornment herein provided for.

    The Lessee understands and acknowledges that (i) Lessor shall execute a conditional assignment of this Lease in favor of any first mortgagee or beneficiary under a first or second mortgage or deed of trust on the Building ("Mortgagee"); (ii) notwithstanding said assignment, all rental payments under this Lease shall be paid in accordance with the terms of this Lease until and unless Lessee is notified to the contrary in writing by Mortgagee;
(iii) under the conditions of said assignment and after the date thereof, it is expressly agreed that, unless the written consent of Mortgagee be first obtained, no rents are to be collected more than fifteen (15) days in advance of the due date thereof, and no alterations, modifications, amendments, terminations, waivers, consents, approvals or other actions whatsoever are to be made or become effective with respect to this Lease; and (iv) the interest of the Lessor in this Lease shall be assigned to Mortgagee solely as additional security for the loan and Mortgagee assumes no duty, liability or obligation under this Lease, either by virtue of said assignment or by any subsequent receipt or collection or rents hereunder.

    Lessee will give written notice to Mortgagee of any substantial default under the Lease by Lessor by mailing a copy of same by certified United States mail, postage prepaid, return receipt requested, to such address as may be specified by Mortgagee; and, in such event, Mortgagee shall be permitted to cure or begin to cure any such default within the period of time during which Lessor would be permitted to cure or begin to cure such default as set forth in this Lease, but in any event Mortgagee shall have a period of thirty (30) days after receipt of said notification in which to cure or begin to cure such default; provided, however, in the event

Mortgagee is unable to cure or begin to cure said default by the exercise of reasonable diligence within such thirty (30) day period, Mortgagee shall have such additional period of time as may be reasonably required for it to remedy such default with diligence and continuity.

Generally, the subordination and non-disturbance agreement shall provide that
(1) Lessee's possession of the Leased Premises under the Lease or any extension or renewals thereof, shall not be diminished or interfered with by the Mortgagee or the holder of the Deed of Trust in the exercise of the Mortgagee's rights under the Mortgage or in the exercise by the holder of the Deed of Trust of its rights under the Deed of Trust; (2) Lessee's occupancy of the Leased Premises including any additional space added to the Leased Premises shall not be disturbed by Mortgagee or the holder of the Deed of Trust in the exercise of any of its rights during the term of the Lease or any renewals thereof and (3) Mortgagee or the holder of the Deed of Trust will not join Lessee as a party defendant in any action or proceeding for the purpose of terminating Lessee's interest and estate under the Lease because of any default under the Mortgage or the Deed of Trust.

    SECTION 32.  HOLDING OVER

    Upon the termination of this Lease for any reason, Lessee shall immediately surrender and vacate the Leased Premises, and Lessor shall have the right to re-enter and resume possession of the Leased Premises. If Lessee should remain in possession of the Leased Premises after the termination of this Lease without the execution by Lessor and Lessee of a new lease, then Lessee shall be deemed to be occupying the Leased Premises as a tenant at sufferance subject to all the covenants of this Lease except the amount of rent, which rent for any such holdover period shall be one hundred and ten percent (110%) the Total Monthly Rent (including, without limitation, Base Rent, Monthly Escalation Payments and parking charges) being paid by Lessee immediately prior to the Expiration Date; and Lessee shall indemnify Lessor and hold Lessor harmless from any claims which may be asserted by any third party who is unable to enter or occupy the Leased Premises because of Lessee's holdover occupancy thereof. No holding over by Lessee after the term of this Lease, either with or without the consent and acquiescence of Lessor, shall operate to extend this Lease.

    Notwithstanding the foregoing, Lessee shall have the right to hold over pursuant to the terms of this Lease as to approximately 19,411 rentable square feet identified as the 5th Floor ("Approved Hold Over Space"). Such right shall arise upon Lessee's written notice to Lessor prior to termination of this Lease that Lessee is exercising this right. Upon the giving of such notice Lessee shall be obligated for all obligations hereunder as to such Approved Hold Over Space provided such occupancy by Lessee be terminated by Lessee upon six (6) months written notice or by Lessor upon twelve (12) months written notice of its election to cancel. The Approved Hold Over Space rental rate will be 110% of the rental rate of this Lease. If Lessee elects to retain Approved Hold Over Space, it shall be subjected to all terms and conditions of the Lease, except as modified hereby.

    SECTION 33.  SEVERABILITY

    This Lease shall be construed in accordance with the laws of the State of Texas. Any suit for the enforcement of this Lease shall be brought in the court of Harris County, Texas, which shall have exclusive venue, except when it becomes necessary, for jurisdictional purposes, to bring suit against Lessee in another state of the United States. If any clause or provision of this Lease is illegal, invalid, or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

    SECTION 34.  NOTICES

    Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall be deemed to have been given or served upon receipt of Certified or Registered Mail, or express courier, postage prepaid, addressed as follows:

         TO LESSOR:

            Space Assets II, Inc.
            Attention: President
            USX Realty Development
            600 Grant Street, Room 2656
            Pittsburgh, PA 15219-4776

         With copies to:     USX Corporation
                             Attorney-Real Estate
                             Room 1538 - USX Tower
                             600 Grant Street
                             Pittsburgh, PA l5219-4776

                             USX Realty Development
                             Attention: General Manager - Southwest
                             5200 East McKinney Rd., Suite 100
                             Baytown, Texas 77520

         TO LESSEE (prior to Commencement Date):

            Cyberonics, Inc.
            17448 Highway Three, Suite 100
            Webster, Texas 77598
            Attention:  Facilities Manager

         TO LESSEE (after Commencement Date):

            Cyberonics, Inc.
            16511 Space Center Boulevard, Suite 600
            Houston, Texas 77058
            Attention:  Facilities Manager

Such addresses may be changed from time to time by either party by serving notices as provided above. All notices shall be effective when received by the party to whom addressed.

    SECTION 35.  OBLIGATIONS OF SUCCESSORS

    The Lessor and Lessee agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate section hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns.

    SECTION 36.  ENTIRE AGREEMENT

    This Lease and any attached addenda or exhibits signed by the parties constitute the entire agreement between Lessor and Lessee. No prior written or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed, or extended except by written instrument signed by both parties hereto.

    SECTION 37.  SECTION HEADINGS

    The section headings in this Lease are for Lessor's and Lessee's convenience only and neither limit or amplify the provisions of this Lease. Lessee agrees, at Lessor's request, to execute a recordable Memorandum of this Lease.

    SECTION 38.  CHANGES, DELETIONS AND ADDITIONS TO CONTRACT

    As noted, changes, deletions or additions, on any and all pages of this Lease agreed on by both parties become a part of this Lease for all purposes.

    SECTION 39.  ESTOPPEL

    Lessee will, at such time or times as Lessor may request, sign a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder, and such other information and agreements as may be reasonably requested in accordance with the terms of this Lease.

    SECTION 40.  BROKER'S COMMISSION

    Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease except to Clear Lake Asset Management, Inc. and Jesse J. Tollett & Company, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith).

    IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the date indicated below.

    EXECUTED in multiple counterparts, together with Exhibits A, B and C, each of which shall have the force and effect of an original, on this the 19th day of August, 1997.

                                       LESSOR:
                                       SPACE ASSETS II, INC.

                                       By: /s/ A. E. FERRARA, JR.
                                           --------------------------
                                           A. E. Ferrara, Jr.
                                           President

                                       LESSEE:
                                       CYBERONICS, INC.

                                       By: /s/ ROBERT P. CUMMINS
                                           --------------------------
                                           Robert P. Cummins
                                           Chief Executive Officer

                                      EXHIBIT "B"


                        PROPERTY METES AND BOUNDS DESCRIPTION
                            of a 2.4148 Acre Tract of Land
                      In the Sarah Deel League, Abstract No. 13
                                 Harris County, Texas
                                  (SPACE CENTER II)


Being a 2.4148 acre tract of land in the Sarah Deel League, Abstract No. 13, Harris County, Texas, and being a portion of unrestricted Reserve "E" of Armand Section One as per plat recorded in Volume 268, Page 141 of the Harris County Map Records and being a portion of those lands sold to Tiffany Bay, Ltd., as described in deed recorded under Harris County Clerk's File
No. G 432149 and G 459791 and a portion of that land sold to Bay Colony, Ltd., as described in deed recorded under Harris County Clerk's File No. F 886937 and a portion of that 2.1905 acre tract of land sold to G. Phillip Albright, Trustee, as described in deed recorded under Harris County Clerk's File
No. H 591231 and all of that 0.3566 acre tract sold to G. Phillip Albright and Walker L. Nichols, Jr. as described in deed recorded under Harris County Clerk's File No. H 849875 and being more particularly described by metes and bounds as follows with bearings based on said deed.

BEGINNING at a 5/8 inch iron rod found marking the most northerly cut-back corner of the intersection of the northeasterly right-of-way line of Space Center Boulevard, 100.00 feet wide, with the southeasterly right-of-way line of Skywalker Drive, 60.00 feet wide; said point also marking the western most corner of the herein described tract and said Reserve "E";

THENCE along the southeasterly right-of-way line of said Skywalker Drive, N 23 DEG. 14' 14" E, 260.00 feet to a point marking the westerly north corner of the herein described tract;

THENCE departing the southeasterly right-of-way line of said Skywalker Drive, S 66 DEG. 45' 44" E, 206.00 feet to a point for corner;

THENCE S 23 DEG. 14' 16" W, 10.00 feet to a point for corner;

THENCE S 66 DEG. 45' 44" E, 191.04 feet to a point for corner;

THENCE S 23 DEG. 14' 17" W, a distance of 257.93 feet to a 5/8 inch iron rod found marking the south corner of the herein described tract and a point in the northeasterly right-of-way line of said Space Center Boulevard as established by right-of-way deed recorded under Harris County Clerk's File No. H 429026; said point being in a curve concave to the northeast;

THENCE westerly 74.34 feet along the northeasterly right-of-way line of said Space Center Boulevard and along the arc of said curve concave to the northeast having a radius of 1334.35 feet, a central angle of 03 DEG. 11' 31" and whose chord bears N 68 DEG. 21' 30" W, 74.33 feet to a 5/8 inch iron rod found marking the point of tangency of said curve concave to the northeast;

THENCE continuing along the northeasterly right-of-way line of said Space Center Boulevard, N 66 DEG. 45' 44" W, 312.74 feet to a 5/8 inch iron rod found marking the southerly cut-back corner of the intersection of the northeasterly right-of-way line of Space Center Boulevard with the southeasterly right-of-way line of said Skywalker Drive;

THENCE along the cut-back N 21 DEG. 45' 45" W, 14.14 feet to the POINT OF BEGINNING and containing 2.4148 acres of land.

                                      EXHIBIT "C"


                                    SPACE CENTER II
                                 RULES AND REGULATIONS

1. Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service for Lessee to Lessor for Lessor's supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work shall be done by Lessee without Lessor's written approval.

2. The work of the janitor or cleaning personnel shall not be hindered by Lessee after 5:00 p.m. and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Lessor in discharging its obligation regarding cleaning service. This rule is subject to and subordinate to the provisions of Section 10.C. of the Lease.

3. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to the hours designated by Lessor from time to time. All such movement shall be as directed by Lessor and in a manner to be agreed upon between Lessee and Lessor by pre-arrangement before performance. Such pre-arrangement initiated by Lessee shall include determination by Lessor and subject to its decision and control of the time, method, and routing of movement. Limitations are imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Lessee expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of any acts in connection with carrying out this service for Lessee from the time of entering property to completion of the work; and Lessor shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property of persons resulting directly or indirectly from any act in connection with such service performed by or for Lessee.

4. Except as expressly permitted by provisions of Section 9 of the Lease, no sign or signs will be allowed in any form on the exterior of the Building or any windows inside or outside of the Building and no sign or signs, except in uniform location and uniform style fixed by Lessor, will be permitted in the public corridors or on corridor doors or entrances to Lessee's space. All signs may be contracted for by Lessor for Lessee at the rate fixed by Lessor from time to time and Lessee will be billed and pay for such service accordingly. Written consent from Lessor is an absolute prerequisite for any such sign or signs any Lessee may be so permitted to use.

5. Lessee shall not place, install or operate on the Leased Premises or in any part of the Building, any engine, or stove, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive or hazardous material without the written consent of Lessor first had and obtained, except as permitted by provisions of Sections 3 and 15 of the Lease.

6. Lessor will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Lessee's area or public room regardless of whether such loss occurs when the area is locked against entry or not.

7. No birds or animals with the exception of seeing eye or hearing assistance dogs shall be brought in or about the Leased Premises.

8. Lessor may permit entrance to Lessee's office by use of pass keys by contractors, or service personnel supervised or employed by Lessor only with prior notice and consent of Lessee.

9. None of the entries, passages, elevator doors, hallways, or stairways, shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees, or invitees.

10. Lessor desires to maintain high standards of environment, comfort and convenience for its lessees. It will be appreciated if any undesirable conditions or lack of courtesy or attention by its employees be reported directly to Lessor.

11. Smoking is prohibited inside the building. This includes the common area hallways, restrooms, elevators, and inside any Leased Premises.